Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of MainStreet Financial Corporation on Forms S-8 of our report dated October 22, 1998 on our audits of the consolidated financial statements of MainStreet Financial Corporation as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Report on Form 8-K.




PricewaterhouseCoopers LLP
Greensboro, North Carolina
October 22, 1998